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                                  EXHIBIT 24(b)
                                  -------------


                      Resolutions of the Board of Directors
                   of the Registrant as to Power of Attorney,
                    certified by Secretary of the Registrant






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                         THE PROGRESSIVE CORPORATION
                         ---------------------------
                        CERTIFIED COPY OF RESOLUTIONS
                        -----------------------------

     RESOLVED, that The Progressive Corporation (the "Company") hereby approves and adopts The Progressive Corporation 1998 Director's Stock Option Plan, in form attached hereto as Exhibit A (the "Plan"), subject to approval by the holders of the Company's Common Shares ("Shareholders"); and

     FURTHER RESOLVED, that the Plan be submitted to the Shareholders for approval at the 1998 Annual Meeting of Shareholders; and

     FURTHER RESOLVED, that if the Plan is approved by Shareholders, the Plan will replace and supersede The Progressive Corporation 1990 Directors' Stock Option Plan, as amended and restated (the " 1990 Plan"), which will terminate upon approval of the Plan, provided that all Stock Options granted under the 1990 Plan which are outstanding at the time of the termination of the 1990 Plan shall be unaffected by such termination, but shall continue in full force and effect in accordance with their respective terms, until the expiration or exercise thereof, and

     FURTHER RESOLVED, that the Company reserve 200,000 Common Shares for issuance pursuant to stock options which may hereafter be granted under the Plan, which amount may be further increased by the Board of Directors, from time to time, in its sole discretion, subject to any necessary approval by Shareholders; and

     FURTHER RESOLVED, that the Chairman of the Board, President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and directed to prepare, or cause to be prepared, and to execute and file or cause to be executed and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), for and on behalf of the Company, a Registration Statement on Form S-8 (which, together with the related Prospectus and all exhibits and other documents relating thereto, is herein referred to as the "Registration Statement") with respect to the registration of the additional Common Shares of the Company hereinabove authorized for issuance under the Plan (the "Plan Securities"), with such changes (including, but not limited to, changes of a substantive nature) as any such officer or officers shall approve, which approval shall be shown conclusively by the execution of the Registration Statement by or on behalf of any such officer or officers; and

     FURTHER RESOLVED, that the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to prepare or cause to be prepared and to execute such amendments and supplements to the Registration Statement as they, or any of them, may deem necessary or desirable, or as may be required by the Commission; to cause such amendments and supplements, when duly executed (if required), to be filed with the Commission; and to do all such other acts and things and to execute all such other documents as they, or any of them, deem necessary or desirable in order to cause the Statement to comply with the Act and the rules and regulations promulgated by the Commission pursuant thereto (the "Rules and Regulations"), and to become effective under the Act and the Rules and Regulations; and

     FURTHER RESOLVED, that when the Registration Statement has become effective, the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to execute and deliver any and all instruments, certificates and/or other documents, and to do any and all things, as may be necessary or appropriate in connection with the issuance of Plan Securities under the Plan; and

     FURTHER RESOLVED, that David M. Schneider, or such other individual as the Executive Compensation Committee of the Board of Directors may designate in his stead, is hereby named as the person authorized to receive service of all notices, orders, communications and other documents



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which may be issued or sent by the Commission in connection with the
Registration Statement and any and all amendments and supplements thereto, with all the powers consequent upon such designation under the Rules and Regulations; and

     FURTHER RESOLVED, that any director or officer of the Company required by law to affix his signature to the Registration Statement and any and all amendments and supplements thereto may affix his signature personally, or by any attorney-in-fact, duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED, that Charles B. Chokel, Peter B. Lewis, David M. Schneider, Dane A. Shrallow and Michael R. Uth be, and each of them hereby is, appointed as the attorney-in-fact and agent of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company to sign, attest and file the Registration Statement, and any and all amendments or supplements to the Registration Statement and any and all applications or other documents to be filed with the Commission and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of the Plan Securities, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys-in-fact or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chairman of the Board, the President, the Treasurer and the Secretary be, and each hereby is, authorized and empowered for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment, and

     FURTHER RESOLVED, that Messrs. R. Steven Kestner, David M. Schneider, Dane
A. Shrallow and Michael R. Uth be, and each of them with full power to act without the others is, hereby authorized and empowered to sign the Registration Statement and any and all amendments and supplements to the Registration Statement, on behalf of and as attorneys-in-fact for the principal executive officer, principal accounting officer, principal financial officer or any other officer of the Company, including, without limitation, the Chairman of the Board, the President, the Treasurer and the Secretary, and on behalf of and as attorneys for each director of the Company; and

     FURTHER RESOLVED, that each of the officers of the Company and its attorneys, Messrs. R. Steven Kestner, David M. Schneider, Dane A. Shrallow and Michael R. Uth, be, and each of them with full power to act without the others is, hereby authorized and empowered to appear on behalf of the Company before the Commission in connection with any and all matters relating to the Registration Statement and all amendments and supplements thereto; and

     FURTHER RESOLVED, that the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, in the name and on behalf of the Company, to take any and all action which they, or any of them, deem necessary or advisable in order to obtain a permit to issue Plan Securities, or to register or qualify the Plan Securities for issuance, or to request an exemption from registration of the Plan Securities, or to register or obtain a license for the Company as a dealer or broker, under the securities laws of such states of the United States of America and of such foreign jurisdictions as any such officer or officers may deem advisable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish or cause to be published all such applications, reports, resolutions, surety bonds, consents to service of process, appointments of attorneys to receive service of process, powers of attorney and other papers and instruments, and to take any and all further action, which they may deem necessary or advisable in order to maintain such registration or qualification in effect for as long as they may deem to be in the best interests of this Company or as required by law; and that the execution by such officer or officers of any such document or the taking of any such action in connection with the foregoing matters shall be deemed to be conclusive evidence that such officer or officers deem(s) the taking of any such action to be necessary or proper and in the best interests of the Company and approves such action; and




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     FURTHER RESOLVED, that the Common Shares of the Company to be issued pursuant to and in accordance with the terms and provisions of the Plan and the Registration Statement shall be duly authorized and issued, fully paid and non-assessable Common Shares of the Company, free of any shareholder preemptive rights; and

     RESOLVED, that the preparation, execution and filing with the New York Stock Exchange of a Listing Application or a Supplemental Listing Application (including all exhibits and supporting material) to list the 200,000 Common Shares to be issued under the Plan be, and it hereby is, in all respects authorized and approved; and that the officers of the Company and its attorneys, Messrs. R. Steven Kestner, David M. Schneider, Dane A. Shrallow and Michael R. Uth, be, and each of them is, hereby authorized and empowered, at such time as to them shall seem advisable, to make application for such listing and, in connection therewith, to execute, in the name and on behalf of the Company, and under its corporate seal or otherwise, and to file or deliver, all such applications, statements, certificates, agreements and other instruments and documents as shall be necessary or desirable to accomplish such listing; and that such officers and attorneys be, and each of them hereby is, authorized to appear on behalf of the Company before the appropriate committee or body of the New York Stock Exchange, Inc., as such appearance may be required, with authority to make such changes in any such Listing Application as shall be presented thereto and in any agreements that may be made in connection therewith as, in their or his discretion, may be necessary to comply with the requirements for such listing; and

     FURTHER RESOLVED, that the authority of National City Bank ("NCB"), as transfer agent and registrar for the Company's outstanding Common Shares, be, and it hereby is, extended to include the original issue and the transfer and registration from time to time of the additional Common Shares to be issued under the Plan, as herein authorized; and

     FURTHER RESOLVED, that for the purpose of the original issue of Common Shares by the Company under the Plan as aforesaid, NCB, as transfer agent and registrar for the Common Shares, be, and is hereby, authorized and directed to
(i) countersign as such transfer agent by manual or facsimile signature stock certificates for the Common Shares to be so issued by the Company when such certificates shall be delivered to such transfer agent duly executed on behalf of the Company, (ii) procure as registrar of the Common Shares the registration of such certificates, and (iii) deliver such certificates, when so countersigned and registered, to or upon the order of the persons entitled thereto as set forth in the order or orders of the Company for the issuance of the Common Shares; and

     FURTHER RESOLVED, that the Board of Directors of the Company hereby adopts and incorporates by reference any form of specific resolution to carry into effect the purpose and intent of the foregoing resolutions, or covering authority included in matters authorized in the foregoing resolutions, including forms of resolutions in connection therewith that may be required by the Commission, the National Association of Securities Dealers, Inc., the New York Stock Exchange and any state, institution, person or agency, and the Secretary of the Company is hereby directed to insert a copy thereof in the minute book of the Company Following the minutes of this meeting and certify the same as having been duly adopted thereby; and

     FURTHER RESOLVED, that the Executive Compensation Committee of the Board be, and it hereby is, authorized and directed, for and on behalf of the Company, to administer the Plan in accordance with its terms, to interpret the Plan and make all determinations thereunder, to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall deem advisable from time to time and to otherwise exercise all of the powers and authority granted to such Committee under the Plan; and

     FURTHER RESOLVED, that the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered to do or cause to be done all such acts or things, to cause to be paid all necessary fees and expenses, and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, instruments and certificates, in the name of and on behalf of the Company or otherwise, as they or any of them may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; and


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     FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by any officer or officers of the Company within the terms of the foregoing resolutions be and are hereby ratified and confirmed as the authorized acts and deeds of the Company.


     I, David M. Schneider, do hereby certify that I am the duly elected, qualified and acting Secretary of The Progressive Corporation, an Ohio corporation (the "Company"); that I have custody of the official records of the Company; and that the foregoing is a true, correct, and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a Meeting held on February 6, 1998; and that said resolutions are valid and binding, and have not been amended, modified or rescinded, and are in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary and affixed the seal of the Company on the 1st day of May, 1998.



                               /s/ David M. Schneider
                              ---------------------------------
                               David M. Schneider


[SEAL]